                                                  Registration No. 333-_________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------
                                  eLOT, Inc.
            (Exact name of registrant as specified in its charter)

          VIRGINIA                                  Issuer:  86-0449210
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                                 301 Merritt 7
                          Norwalk, Connecticut 06851
                   (Address of principal executive offices)
                                 ------------
                     eLOT, Inc. 1999 Stock Incentive Plan
                           (Full title of the plan)
                                 ------------
                              Barbara C. Anderson
                  Senior Vice President, Law & Administration
                                  eLOT, Inc.
                                 301 Merritt 7
                          Norwalk, Connecticut 06851
                                (203) 840-8600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:

                          Thurston R. Moore, Esquire
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8200
                        _______________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed maximum          Proposed maximum
       Title of securities               Amount to be            offering price              aggregate               Amount of
        to be registered                  Registered                per share              offering price         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per      13,000,000 shares             $4.5315*                $58,909,500*              $15,553*
 share
====================================================================================================================================
(*)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the eLOT, Inc. common stock (the "Common Stock") on The Nasdaq National Market on April 4, 2000.
====================================================================================================================================

                                       II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by eLOT, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     (b) The Company's Current Report on Form 8-K filed with the Commission on January 14, 2000.

     Additionally incorporated by reference into this Registration Statement is the Description of Common Stock section of the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters regarding the shares of Common Stock will be passed upon for the Company by Barbara C. Anderson, General Counsel of the Company. Ms. Anderson beneficially owns 314,264 shares of Company Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the Company's Bylaws require, indemnification of the Company's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the

Company's Bylaws provide that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Bylaws, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated herein by reference.


Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.
---------------
4.1            eLOT, Inc. 1999 Stock Incentive Plan.

5              Opinion of Barbara C. Anderson, General Counsel, regarding the
               Common Stock.

23.1           Consent of Barbara C. Anderson, General Counsel (included in
               Exhibit 5).

23.2           Consent of Independent Public Accountants.

24.1           Powers of Attorney (included on Signature Page).


Item 9.    Undertakings.

        A.    Subsequent Disclosure.

        The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.       Incorporation by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.       Commission Position on Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Connecticut, on the 5th day of April, 2000.

                             eLOT, INC.


                             BY: /s/ Stanley J. Kabala
                                 -------------------------
                                 Stanley J. Kabala
                                 Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                               POWER OF ATTORNEY

     Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of eLOT, Inc. does hereby appoint Edward W. Stone, Jr. and Barbara C. Anderson, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both, as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.


            Signature                        Title                    Date
            ---------                        -----                    ----

/s/ Stanley J. Kabala              Chairman, President and        April 5, 2000
----------------------------       Chief Executive Officer
Stanley J. Kabala

/s/ Edward W. Stone, Jr.           Senior Vice President and      April 5, 2000
----------------------------       Chief Financial Officer
Edward W. Stone, Jr.

/s/ Richard J. Fernandes           Director                       April 5, 2000
----------------------------
Richard J. Fernandes

/s/ Philip D. Gunn                 Director                       April 5, 2000
----------------------------
Philip D. Gunn

                                   Director                       April 5, 2000
----------------------------
John P. Hectus

/s/ Jerry M. Seslowe               Director                       April 5, 2000
----------------------------
Jerry M. Seslowe

                                 EXHIBIT INDEX


Exhibit No.
-----------------

4.1          eLOT, Inc. 1999 Stock Incentive Plan.
5            Opinion of Barbara C. Anderson, General Counsel, regarding the Common Stock.
23.1         Consent of Barbara C. Anderson, General Counsel (included in Exhibit 5).
23.2         Consent of Independent Public Accountants.
24.1         Powers of Attorney (included on Signature Page).

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